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                                                                     Exhibit 8.1

                                     FORM OF
                               FEDERAL TAX OPINION

(202) 274-2000



March ___, 2003

Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
1115 30th Street, N.W.
Washington, D.C.  20007

Ladies and Gentlemen:

     You have requested this firm's opinion regarding certain federal income tax consequences which will result from the conversion of NCRIC, A Mutual Holding Company, a District of Columbia mutual insurance holding company, under the District of Columbia Reciprocal Insurance Company Act (the "Mutual Holding Company") into the capital stock form of organization, as effectuated pursuant to the integrated transactions described below.

     In connection therewith, we have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and have relied upon the accuracy of the factual matters set forth in the Plan of Conversion and Reorganization (the "Plan") and the Registration Statement on Form S-1 filed by NCRIC Group, Inc. ("NCRIC Group") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended.

     Our opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations thereunder (the "Treasury Regulations"), and upon current Internal Revenue Service ("IRS") published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusions. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

     We opine only as to the matters we expressly set forth, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not

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Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
March __,2003
Page 2

specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

     For purposes of this opinion, we are relying on the representations as to certain factual matters provided to us by the Mutual Holding Company, NCRIC Holdings, Inc., a District of Columbia stock holding company ("Holdings"), and NCRIC Group, as set forth in the affidavits of the authorized officers of each of the aforementioned entities, incorporated herein by reference. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.

Description of Proposed Transactions

     Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. NCRIC Group was established in 1998 in connection with the reorganization of National Capital Reciprocal Insurance Company into the mutual holding company structure. The Mutual Holding Company owns all of the outstanding shares of Holdings. Prior to July 29, 1999, all of the issued and outstanding shares of NCRIC Group were held by Holdings. On July 29, 1999, NCRIC Group completed its initial public offering and issued 2,220,000 shares of common stock to Holdings and sold 1,480,000 shares to the public in a subscription and community offering at a purchase price of $7.00 per share.

     Pursuant to a Plan of Conversion and Reorganization ("Plan of Conversion"), NCRIC Group will convert from the mutual holding company structure to a fully public corporation. As part of the conversion, NCRIC Group will convert to a Delaware corporation and offer for sale in a subscription and community offering the majority ownership interest of NCRIC Group that is currently owned by Holdings. Upon the completion of the Conversion, the Mutual Holding Company and Holdings will cease to exist. Existing public stockholders of NCRIC Group will receive new shares of common stock in NCRIC Group, the newly-formed Delaware corporation and successor to NCRIC Group in exchange for their existing shares of NCRIC Group at the conclusion of the conversion. Additional shares will be issued to purchasers in the offering.

     At the present time, three transactions referred to as the "Mid-Tier Merger", the "Holding Company Merger" and the "MHC Merger" are being undertaken. Pursuant to the Plan, the conversion ("Conversion") will be effected in the following steps, each of which will be completed contemporaneously.

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Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
March __,2003
Page 3

          (1) Holdings will merge with and into NCRIC Group (the "Mid-Tier Merger") with NCRIC Group as the resulting entity pursuant to the Agreement of Merger between the Holdings and NCRIC Group. As a result of the Mid-Tier Merger, the MHC will receive the shares of NCRIC Group Common Stock held by Holdings and the Holdings Common Stock held by MHC will be cancelled.

          (2) Immediately after the Mid-Tier Merger, NCRIC Group will merge with and into a Delaware Corporation that is initially to be established as a subsidiary of NCRIC Group, with the Delaware Corporation (which shall be referred to herein as "NCRIC Group (Delaware)") as the surviving entity (the "Holding Company Merger"), pursuant to an Agreement of Merger between the companies. As a result of the Holding Company Merger, MHC and public shareholders will exchange their shares of NCRIC Group for shares of NCRIC Group, the Delaware Corporation.

          (3) Immediately following the Holding Company Merger, the MHC will merge with and into NCRIC Group (Delaware), with NCRIC Group (Delaware) as the resulting entity (the "MHC Merger") pursuant to the Agreement of Merger between the MHC and NCRIC Group (Delaware). As a result of the MHC Merger, shares of NCRIC Group (Delaware) held by MHC will be cancelled. All Membership Interests of the MHC Members will be cancelled and Members will receive subscription rights to purchase Subscription Shares in NCRIC Group (Delaware) in accordance with the provisions of this Plan.

          (4) Immediately after the above mergers, NCRIC Group will sell the Subscription Shares in the Offering.

     All of the then outstanding shares of NCRIC Group common stock owned by the public stockholders will be converted into the right to receive shares of NCRIC Group (Delaware) Common Stock pursuant to the Exchange Ratio that ensures that after the conversion and before giving effect to purchases in the Offering and receipt of cash in lieu of fractional shares, NCRIC Group public stockholders will own the same percentage of the NCRIC Group (Delaware)


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Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
March __,2003
Page 4

Common Stock as they previously owned of the NCRIC Group, the District of Columbia corporation

     As a result of the Mid-Tier Merger, Holding Company Merger and the MHC Merger, NCRIC Group (Delaware) will be a publicly held corporation, will register its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. NCRIC, Inc. and NCRIC MSO, Inc. will become wholly owned subsidiaries of the Holding Company and will continue to carry on their business and activities as conducted immediately prior to the Conversion.

     The stockholders of the NCRIC Group (Delaware) will be the former Minority Stockholders of NCRIC Group immediately prior to the Holding Company Merger, plus those persons who purchase shares of NCRIC Group (Delaware) Common Stock in the Offering. Nontransferable rights to subscribe for shares of Holding Company Common Stock have been granted, in order of priority, to (i) eligible members of the Mutual Holding Company, i.e., persons who are policyholders in NCRIC, Inc. as of May 6, 2003, (ii) the employee benefit plans of NCRIC Group, and (iii) directors, officers, and employees of NCRIC Group and subsidiaries. NCRIC Group (Delaware) will also offer shares of its Common Stock not subscribed for in the subscription offering, if any, for sale in a community offering to certain members of the general public.

Opinions

     Based on the foregoing description of the Mid-Tier Merger, the Holding Company Merger and the MHC Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

          1. The merger of Holdings with and into NCRIC Group, Inc. will qualify as a tax-free reorganization within the meaning of
               Section 368(a)(1)(A) of the Code.

          2. The merger of NCRIC Group with and into NCRIC Group (Delaware) will qualify as a tax-free reorganization within the meaning of
               Section 368(a)(1)(A) of the Code.

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Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
March __,2003
Page 5

          3. Stockholders of NCRIC Group will not recognize any gain or loss upon their constructive exchange of NCRIC Group common stock for new shares of NCRIC Group (Delaware) common stock.

          4. The members of Mutual Holding Company, i.e., policy holders of NCRIC, Inc., will be treated as transferring their membership rights to NCRIC Group (Delaware) in exchange for the subscription rights to buy NCRIC Group (Delaware) common stock. A member will recognize gain or loss on the exchange to the extent that the fair market value of the subscription rights received differs from the basis of such members in the rights surrendered therefore. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase NCRIC Group (Delaware) common stock is zero.

          5. There is no Federal tax incidence to NCRIC Group (Delaware) on its granting subscription rights to members in exchange for their membership rights in the Mutual Holding Company. NCRIC Group will recognize no gain or loss on the lapse of a subscription right.

          6. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase common stock is zero. Accordingly, no gain or loss will be recognized by members upon distribution to them of nontransferable subscription rights to purchase shares of NCRIC Group common stock, provided that the amount to be paid for NCRIC Group common stock is equal to the fair market value of NCRIC Group common stock.

          7. It is more likely than not that the basis of the NCRIC Group common stock purchased in the offering will be its purchase price. The holding period of the NCRIC Group common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

          8. Each existing stockholder's aggregate basis in new shares of NCRIC Group (Delaware) common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of NCRIC Group common stock surrendered in exchange therefor.

          9. Each stockholder's holding period in his or her NCRIC Group (Delaware) common stock received in the exchange will include the period during which

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Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
March __,2003
Page 6

               NCRIC Group common stock surrendered was held, provided that the NCRIC Group common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

          10. Cash received by any current stockholder of NCRIC Group in lieu of a fractional share interest in shares of NCRIC Group (Delaware) common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of new NCRIC Group (Delaware) common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

          11. No gain or loss will be recognized by NCRIC Group on the receipt of cash or property in exchange for NCRIC Group common stock sold in the offering.

     The tax opinions as to 6 and 7 above are based on the position that nontransferable subscription rights to be received by eligible members and our directors, officers and employees do not have any economic value at the time of distribution or the time the subscription rights are exercised. In this regard, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by the general public in any community offering. The firm also noted that the Internal Revenue Service has not in the past concluded that the subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase common stock have no value. However, the issue of whether or not the subscription rights have value is based on all the facts and circumstances. If the nontransferable subscription rights are subsequently found to have an ascertainable value greater than zero, income may be recognized by various recipients of the nontransferable subscription rights (in certain cases, whether or not the rights are exercised) and we could recognize gain on the distribution of the nontransferable subscription rights. Eligible members and NCRIC Group's directors, officers and employees are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value. Unlike private rulings, an opinion of Luse Gorman Pomerenk & Schick, P.C., is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein.

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Boards of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
March __,2003
Page 7

     If the subscription rights are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and may be taxable on the distribution of the subscription rights.

                                     CONSENT

     We hereby consent to the filing of the opinion as an exhibit to the Holding Company's Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Registration Statement on Form S-1 under the captions "The Conversion-Tax Aspects" and "Legal Matters."

                                            Very truly yours,

                                            LUSE GORMAN POMERENK & SCHICK,
                                             A PROFESSIONAL CORPORATION


                                            By: